UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2011

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-165643 (1933 Act)	27-1550167

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01         Completion of Acquisition or Disposition of Assets.

As previously reported in our Current Report on Form 8-K filed on May 4, 2011, Carter Validus Mission Critical REIT, Inc. (the “Company”), through Carter/Validus Operating Partnership, LP (“CVOP”), its operating partnership, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with 3300 Essex, L.P., a Texas limited partnership, which is not affiliated with the Company, its advisor or its affiliates (the “Seller”), for the purchase of 100% of the Seller’s interest in an approximately 20,000 square foot net leased data center (the “Richardson Data Center”).

On July 14, 2011, DC-3300 Essex, LLC (“DC-LLC”), a majority-owned subsidiary of CVOP, formed to acquire, own and manage the Richardson Data Center, completed the acquisition of the property for an aggregate purchase price of $28,940,000, exclusive of closing costs. The acquisition was funded by a $16,000,000 loan secured by the Richardson Data Center, a $6,000,000 equity investment from an unaffiliated company and net proceeds from the Company’s ongoing public offering. In connection with the acquisition, CVOP paid an acquisition fee of $323,000, or 2.0% of CVOP’s share of the purchase price, to Carter/Validus Advisors, LLC, the Company’s advisor. An affiliate of our advisor has been retained to manage, operate, lease and supervise the overall maintenance of the Richardson Data Center and will receive a property management fee of 3.0% of the monthly gross revenue from the property. The Company currently has no plans for any renovations, improvements or development of the Richardson Data Center. The Company believes the Richardson Data Center is adequately insured.

The Richardson Data Center is 100% leased to Catholic Health Initiatives (“CHI”) pursuant to a net lease, by which the tenant is required to pay substantially all operating expenses and interior capital expenditures, in addition to base rent. The landlord is required to maintain the roof, exterior walls, slab floor and the foundation of the building. The landlord is also responsible for obtaining certain building certifications and funding future tenant improvement allowances. The initial annual rent is $2,460,000, or $123.00 per square foot, and will be in effect through February 29, 2012. Thereafter, the annual base rent will increase each year by 2.0% of the then-current annual base rent through the initial lease term, which expires on February 28, 2021. CHI has two options to renew the lease, each for an additional five year term, beginning on March 1, 2021. The rental rates during each renewal option period are fixed at approximately 2.0% of the then-current annual base rent. DC-LLC is responsible for certain tenant improvements, if requested by the tenant. However, the tenant request cannot occur prior to March 1, 2014. In the event the tenant requests these improvements, (the “Commencement Date”), the term of the lease will be automatically extended by 120 months from the Commencement Date. CHI will retain the right to exercise the renewal options at the expiration of such extended term.

CHI is a national non-profit health organization that operates in 18 states and includes 73 hospitals, 40 long-term care, assisted and residential living facilities, two community health services organizations and various home health agencies (data is as of June 30, 2010).

Standard & Poor’s has a current long-term rating of various CHI revenue bonds of AA, which is based on CHI’s credit.

In evaluating the Richardson Data Center as a potential acquisition and determining the appropriate amount of consideration to be paid for such acquisition, a variety of factors were considered, including the consideration of a property condition and environmental reports, physical condition and curb appeal, age, location, including visibility and access, tenant creditworthiness, lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal options, expansion, termination, purchase options, exclusive and permitted use provisions, assignment, sublease and co-tenancy provisions, local market conditions, demographics and population growth patterns, neighboring properties, the potential for new property construction in the area and whether there were any anticipated required capital improvements.

Loan Agreement

On July 14, 2011, in connection with the acquisition of the Richardson Data Center, DC-LLC entered into a loan agreement (the “RDC Loan Agreement”) with Goldman Sachs Commercial Mortgage Capital, L.P. (the “Lender”) to obtain a loan in the amount of $16,000,000 (the “RDC Loan”). The RDC Loan is evidenced by a promissory note in the principal amount of $16,000,000, an environmental indemnity agreement, a guaranty agreement and assignment of leases and rents, and is secured by the Richardson Data Center.

The material terms of the RDC Loan Agreement provide for the following: (i) a fixed interest rate of 5.10%; (ii) a default interest rate equal to the greater of (x) 5% plus the then applicable interest rate and (y) the prime rate plus 1%; (iii) a maturity date of August 6, 2016; and (iv) other than certain limited exceptions, a prepayment restriction until the earlier of August 1, 2014 or the second anniversary of the date on which the loan is securitized. Once the prepayment restriction lapses, the loan is permitted to be prepaid through defeasance. The loan is non-recourse as to DC-LLC and CVOP, but both entities are liable jointly and severally for customary non-recourse carve-outs. In addition, CVOP has guaranteed up to $500,000 of certain tenant improvements. The RDC Loan Agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by DC-LLC.

The material terms of the RDC Loan Agreement are qualified in their entirety by the RDC Loan Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Joint Venture

On July 14, 2011, CVOP entered into the limited liability company agreement of DC-LLC (the “Operating Agreement”) with PAL DC Dallas, LLC, which is an affiliate of Palatine Capital Partners, and is not affiliated with the Company, its advisor or affiliates (the “Investing Member”), and a special member who will only become a member of DC-LLC if there are no other members. Pursuant to the Operating Agreement, the Investing Member contributed $6,000,000 to DC-LLC in exchange for a 44.2% ownership interest in DC-LLC. CVOP funded its obligation under the Operating Agreement for an approximately $7,570,000 cash contribution to DC-LLC with net proceeds from the Company’s ongoing public offering. DC-LLC used the capital contributions to pay for the acquisition of the Richardson Data Center.

The material terms of the Operating Agreement provide for the following: (a) CVOP will serve as the initial managing member of DC-LLC and will have exclusive and complete responsibility for the operations and management of DC-LLC; provided, however, that the Investing Member has approval rights over certain major decisions; (b) commencing upon the first anniversary of the Operating Agreement, CVOP has a call option that requires the Investing Member to sell its entire equity interest in DC-LLC to CVOP for $7,500,000, which amount would increase monthly thereafter; (c) distributable cash flow from the Richardson Data Center will be disbursed 100% to CVOP for the first 12 months and 100% to the Investing Member thereafter; (d) the net proceeds from a sale of the Richardson Data Center will be disbursed first to the Investing Member, up to an amount equal to the call option, and thereafter to CVOP; and (e) after 24 months, the Investing Member will have the right to appoint the managing member of DC-LLC and the sole discretion to cause the sale of the Richardson Data Center.

CVOP intends to exercise its call option in July 2012 and purchase the Investing Member’s ownership interest in DC-LLC, which would result in CVOP owning 100% of the Richardson Data Center. As a result of CVOP receiving 100% of the distributable cash flow for the first 12 months, and assuming (i) that CVOP exercises its call option prior to August 14, 2012 and (ii) the Richardson Data Center meets our current return projections, the projected cost of such equity would be approximately 15%. There is no guarantee that CVOP will exercise its call option.

Neither member may freely transfer its interest in DC-LLC without the reasonable consent of the other party, except that CVOP may transfer its membership interest to any of the Company’s affiliates.

The material terms of the Operating Agreement are qualified in their entirety by the Operating Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and we cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Richardson Data Center, CVOP incurred indebtedness under the RDC Loan. The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

10.1 Loan Agreement between DC-3300 Essex, LLC and Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011

10.2 Limited Liability Company Agreement of DC-3300 Essex, LLC entered into by Carter/Validus Operating Partnership, LP and PAL DC Dallas, LLC, dated July 14, 2011

10.3 Promissory Note entered into by DC-3300 Essex, LLC in favor of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011

10.4 Guaranty among Carter/Validus Operating Partnership, LP, Carter and Associates, L.L.C. for the benefit of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011

10.5 Environmental Indemnity Agreement entered into by Carter/Validus Operating Partnership, LP and Carter and Associates, L.L.C., and DC-3300 Essex, LLC, in favor of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011

10.6 Mortgage Loan Cooperation Agreement entered into by DC-3300 Essex, LLC and Carter/Validus Operating Partnership, LP, and Carter and Associates, L.L.C., in favor of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011

10.7 Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing made by DC-3300 Essex, LLC to Brian Short for the benefit of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: July 19, 2011	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement between DC-3300 Essex, LLC and Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011

10.2	Limited Liability Company Agreement of DC-3300 Essex, LLC entered into by Carter/Validus Operating Partnership, LP and PAL DC Dallas, LLC, dated July 14, 2011

10.3	Promissory Note entered into by DC-3300 Essex, LLC in favor of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011

10.4	Guaranty among Carter/Validus Operating Partnership, LP, Carter and Associates, L.L.C. for the benefit of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011

10.5	Environmental Indemnity Agreement entered into by Carter/Validus Operating Partnership, LP and Carter and Associates, L.L.C., and DC-3300 Essex, LLC, in favor of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011

10.6	Mortgage Loan Cooperation Agreement entered into by DC-3300 Essex, LLC and Carter/Validus Operating Partnership, LP, and Carter and Associates, L.L.C., in favor of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011

10.7	Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing made by DC-3300 Essex, LLC to Brian Short for the benefit of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011